COLFAX REPORTS FIRST QUARTER 2016 RESULTS

•	First quarter net income per dilutive share of $0.18, adjusted net income per share of $0.30.

•	Results and market trends support current 2016 guidance range.

•	Cost reduction programs remain on schedule.

ANNAPOLIS JUNCTION, MD - May 3, 2016 - Colfax Corporation (NYSE: CFX), a leading global manufacturer of gas- and fluid-handling and fabrication technology products and services, today announced its financial results for the first quarter ended April 1, 2016.
For the first quarter of 2016, net income was $22.6 million, or $0.18 per dilutive share. Adjusted net income (as defined below) was $36.9 million, or $0.30 per share, compared to $44.5 million for the first quarter of 2015, or $0.36 per share.
Net sales were $876.8 million in the first quarter, a decrease of 3.8% from the prior year. Net sales decreased 0.3% organically compared to the first quarter of 2015. First quarter operating income was $48.5 million, with adjusted operating income (as defined below) of $66.1 million. Adjusted operating income margin (as defined below) was 7.5% in the first quarter.
First quarter gas- and fluid-handling orders decreased by 8.8% to $407.6 million compared to orders of $446.9 million for the first quarter of 2015, an organic order decline of 9.3%. Gas- and fluid-handling finished the period with backlog of $1,135.3 million.
Adjusted net income, adjusted net income per share, adjusted operating income, adjusted operating income margin, organic sales decrease and organic order decrease are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures’ usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.
Matthew Trerotola, President and Chief Executive Officer, stated, “We are pleased to report operating results that were in line with the expectations we discussed in December. We are making very good progress on our cost reduction initiatives, but our progress on growth initiatives continues to be largely offset by the choppy end market environment. While end market trends are mixed, solid performance in our shorter-cycle and aftermarket businesses is expected to largely offset the increased risk to project bookings for the balance of the year.”

Non-GAAP Financial Measures and Other Adjustments
Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, adjusted operating income margin, organic sales decrease and organic order decrease. Adjusted net income, adjusted net income per share, adjusted operating income and adjusted operating income margin exclude Restructuring and other related charges. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 29.0% and 29.5% for the first quarters of 2016 and 2015 , respectively. Organic sales decrease and organic order decrease exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of restructuring and other related charges.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.
Conference Call and Webcast
Colfax will host a conference call to provide details about its results on Tuesday, May 3, 2016 at 8:00 a.m. EDT. The call will be open to the public through 877-303-7908 (U.S. callers) or 678-373-0875 (international callers) and referencing the conference ID number 75888280, or through webcast via Colfax’s website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.
About Colfax Corporation
Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.
CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2015 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.
The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Terry Ross, Vice President of Investor Relations
Colfax Corporation
301-323-9054
Terry.Ross@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Income
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended
	April 1, 2016	March 27, 2015

Net sales	$876,843	$911,070
Cost of sales	596,322	616,632
Gross profit	280,521	294,438
Selling, general and administrative expense	214,387	213,232
Restructuring and other related charges	17,668	3,753
Operating income	48,466	77,453
Interest expense	9,120	12,044
Income before income taxes	39,346	65,409
Provision for income taxes	13,136	9,134
Net income	26,210	56,275
Less: income attributable to noncontrolling interest, net of taxes	3,595	4,219
Net income attributable to Colfax Corporation	22,615	52,056
Net income per share - basic and diluted	$0.18	$0.42

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
In thousands, except per share data
(Unaudited)

	Three Months Ended
	April 1, 2016	March 27, 2015
Adjusted Operating Income
Operating income	$48,466	$77,453
Restructuring and other related charges	17,668	3,753
Adjusted operating income	$66,134	$81,206
Adjusted operating income margin	7.5%	8.9%

	Three Months Ended
	April 1, 2016	March 27, 2015
Adjusted Net Income and Adjusted Net Income Per Share
Net income attributable to Colfax Corporation	$22,615	$52,056
Restructuring and other related charges	17,668	3,753
Tax adjustment(1)	(3,398)	(11,262)
Adjusted net income	$36,885	$44,547
Adjusted net income margin	4.2%	4.9%
Weighted-average shares outstanding - diluted	123,242,884	125,092,635
Adjusted net income per share	$0.30	$0.36

Net income per share— diluted (in accordance with GAAP)	$0.18	$0.42
__________
(1) The effective tax rates used to calculate adjusted net income and adjusted net income per share are 29.0% and 29.5% for the first quarter of 2016 and 2015, respectively.

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the three months ended March 27, 2015	$911.1		$446.9		$1,350.9
Components of Change:
Existing Businesses	(2.4)	(0.3)%	(41.5)	(9.3)%	(195.3)	(14.5)%
Acquisitions(1)	22.2	2.4%	23.4	5.2%	47.7	3.5%
Foreign Currency Translation	(54.1)	(5.9)%	(21.2)	(4.7)%	(68.0)	(5.0)%
Total	(34.3)	(3.8)%	(39.3)	(8.8)%	(215.6)	(16.0)%
As of and for the three months ended April 1, 2016	$876.8		$407.6		$1,135.3

(1) Represents the incremental sales, orders and order backlog as a result of our acquisitions of RootsTM blowers and compressors and Simsmart Technologies.